UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. )

Check the appropriate box:
☐    Preliminary Information Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☑     Definitive Information Statement

TECOGEN INC.
(Name of Registrant as Specified in its Charter)

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☐    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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(5)Total fee paid:

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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July 15, 2014

RE:    Notice of Action by Written Consent of Stockholders of Tecogen Inc. (“us” or the “Company”) in Lieu of Meeting

Dear Stockholder:

We are notifying our stockholders of record on July 15, 2014 that stockholders representing approximately 52.4% of our outstanding common stock on June 30, 2014 have executed a written consent in lieu of a special meeting approving our Amended and Restated 2006 Stock Incentive Plan. (the “Plan”). This action was approved on 100% by our board of directiors. In addition, this action was approved by a majority of our stockholders by written consent in lieu of a special meeting effective June 30, 2014 in accordance with relevant laws.

Under Section 228(e) of the General Corporation Law of the State of Delaware, where stockholder action is taken without a meeting by less than unanimous written consent, prompt notice of the taking of such corporate action must be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in subsection (c) of Section 228. This letter is also intended to serve as the notice required by Section 228(e) of the General Corporation Law of the State of Delaware.

An information statement containing a detailed description of the matters adopted by written consent accompanies this notice. You are urged to read the information statement in its entirety for a description of the action taken by the holders of a majority of the voting power of the Company. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. We are only furnishing you an information statement as a matter of regulatory compliance with SEC rules. No action is required of you. The Company will mail or make available this information statement to stockholders on or about July 15, 2014.

Sincerely,
/s/ Bonnie J. Brown
Bonnie J. Brown
Chief Financial Officer

July 15, 2014

INFORMATION STATEMENT

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN
CONSENT OF MAJORITY STOCKHOLDERS TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY'S 2006 OPTION PLAN

FILED PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is furnished to holders of the common stock (the "Common Stock") of Tecogen Inc. (the “Company”) of record at the close of business on the date preceding the date hereof in connection with an increase in the number of shares of Common Stock reserved for the Company's 2006 Stock Incentive Plan ("Option Plan"). The Company is sending you this Information Statement to inform you that our board of directors and the holders of a majority of the outstanding shares of the Company's Common Stock have approved these actions. This Information Statement was prepared by the Company's management.
On January 24, 2014, the Company's board of directors unanimously declared the advisability of, and recommended that the stockholders adopt, an amendment and restatement of the Option Plan (The "Amendment and Restatement") to increase the number of shares of Common Stock reserved for issuance from 1,838,750 shares to 3,838,750 shares. On June 30, 2014, the holders of a majority of the Company's outstanding shares of Common Stock executed a written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) approving and adopting the increase in the shares of Common Stock reserved under the Option Plan. This notice is being sent to you for information purposes only pursuant to the requirements of Section 228 of the DGCL, and does not require any action on your part. The Company is not asking you for a proxy because the Amendment and Restatement has already been approved in accordance with Delaware law. This procedure was used in order to eliminate the costs and management time required to hold a special meeting of stockholders and to implement the Amendment and Restatement. Please review this Information Statement carefully.
As of the record date, the Company had 15,809,306 shares of Common Stock issued and outstanding. The Common Stock constitutes the Company's only outstanding class of capital stock. The holders of 8,227,213 shares of the issued and outstanding Common Stock, representing approximately 52.40% of the votes entitled to be cast with regard to the Amendment and Restatement, approved the Amendment and Restatement by written consent.
The Company will bear the expenses relating to this Information Statement, including expenses in connection with preparing and mailing this Information Statement and any documents that now accompany or may in the future supplement it. No additional consideration has been or will be paid to any officer, director or employee of the Company in connection with the Amendment and Restatement or the preparation and dissemination of this Information Statement and the accompanying materials. The Company contemplates that brokerage houses, custodians, nominees and fiduciaries will forward this Information Statement to the beneficial owners of the Company's Common Stock held of record by these persons, and we will reimburse them for their reasonable expenses incurred in this process.

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to the Company's principal executive offices to the address below (Attention: Chief Financial Officer), stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement, or by calling the Company's principal executive offices at (781) 466-6440. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company's principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to the Company's principal executive offices.
OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS
As of the date of the consent by the majority stockholders on June 30, 2014, the Company had issued and outstanding 15,809,306 shares of Common Stock and had not issued any preferred stock.  Each share of Common Stock is entitled to one vote on matters submitted for stockholder approval.
On June 30, 2014, the holders of 8,227,213 shares (or approximately 52.0% of the shares of Common Stock then outstanding) executed and delivered to the board of directors of the Company written consents approving the action.  Because the action was approved by stockholders holding a majority of the Company's outstanding shares, no proxies are being solicited with this Information Statement.
The consenting stockholders are set forth below:

Stockholder	# of Shares	%
John N. Hatsopoulos (1)	3,718,939	23.5%
George N. Hatsopoulos (1)	3,554,651	22.5
1994 Hatsopoulos Family Trust (1)	568,098	3.6
Robert A. Panora	163,350	1.0
Charles T. Maxwell	75,000	0.5
Joseph B. Gehret	59,675	0.4
Angelina Galiteva	50,000	0.3
Ahmed Ghoniem	25,000	0.2
Bonnie J. Brown	12,500	0.1
Total number of shares voted	8,227,213	52.0%
(1) Includes various dispositive power in family trusts as fully described in the ownership table below.
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of June 30, 2014 with respect to the beneficial ownership of the Company's common stock:
• each stockholder believed to be the beneficial owner of more than 5% of the Company's common stock;
• by each of the Company's directors and executive officers; and
• all of the Company's directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"). A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from June 30, 2014, upon exercise of options, warrants, or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants, and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised.
Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name.
The percentage of class beneficially owned set forth below is based on 15,809,306 shares of Common Stock outstanding on June 30, 2014.

	Shares Beneficially Owned June 30, 2014
Directors, Executive Officers and 5% Stockholders	Number(1)	Percent
5% or Greater Stockholders
John N. Hatsopoulos(2)	3,718,939	23.5%
George N. Hatsopoulos(3)	3,554,651	22.5%
RBC cees Nominees Limited(4)	904,105	5.7%
Joseph J. Ritchie(5)	896,613	5.7%
Directors and Executive Officers
John N. Hatsopoulos(2)	3,718,939	23.5%
George N. Hatsopoulos(3)	3,554,651	22.5%
Robert A. Panora(6)	257,100	1.6%
Bonnie J. Brown(7)	112,500	0.7%
Charles T. Maxwell(8)	93,750	0.6%
Angelina M. Galiteva(9)	68,750	0.4%
Ahmed M. Ghoniem(10)	43,750	0.3%
Joseph E. Aoun	—	—
All directors and executive officers as a group (8 individuals)	7,849,440	47.3%

(1)
The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Under those rules, the number of shares of Common Stock deemed outstanding includes shares issuable upon exercise of stock options held by the respective person or group that may be exercised within 60 days of June 30, 2014. For purposes of calculating each person’s or group’s percentage ownership, shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 30, 2014 are reflected in the table below and included as outstanding and beneficially owned for that person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(2)
Includes: (a) 2,135,210 shares of Common Stock held by J&P Enterprises LLC for the benefit of: (1) John N. Hatsopoulos and (2) Patricia L. Hatsopoulos, and of which John N Hatsopoulos is the Executive Member and has voting and investment power; (b) 593,770 shares of Common Stock held by John N. Hatsopoulos and his wife, Patricia L. Hatsopoulos, as joint tenants with rights of survivorship, each of whom share voting and investment power; (c) 989,859 shares of Common Stock held by The John N. Hatsopoulos Family Trust 2007 for the benefit of: (1) Patricia L. Hatsopoulos, (2) Alexander J. Hatsopoulos, and (3) Nia Marie Hatsopoulos, for which Dr. George N. Hatsopoulos and Ms. Patricia L. Hatsopoulos are the trustees; and (d) 100 shares of Common Stock held by Patricia L. Hatsopoulos, John’s spouse.

(3)
Includes: (a) 1,304,651 shares of Common Stock, directly held by Dr. George N. Hatsopoulos; and (b) 2,250,000 shares of Common Stock held by The Hatsopoulos Family 2012 Trust. This amount does not include (a) 234,049 shares of Common Stock held in the 1994 Hatsopoulos Family Trust for the benefit of Nicolas Hatsopoulos, for which Ms. Daphne Hatsopoulos and Mr. Gordon Erhlich are the trustees, and (b) 334,049 shares of Common Stock held by the 1994 Hatsopoulos Family Trust for the benefit of Marina Hatsopoulos Bornhorst, for which Ms. Daphne Hatsopoulos and Mr. Gordon Erhlich are the trustees. These trusts are for the benefit of Dr. Hatsopoulos’s adult children. Dr. Hatsopoulos disclaims beneficial ownership of the shares held by these trusts. The percentage of shares owned after the offering assumes that Dr. Hatsopoulos does not sell any shares in this offering.

(4)
Includes 904,105 shares of Common Stock purchased in August 2010 and November 2011 held by RBC cees Nominees Ltd. The address of RBC cees Nominees Ltd. is 19 – 21 Broad Street, St. Hellier, Jersey JE1 3PB, Channel Islands.

(5)	Includes 896,613 shares of Common Stock, directly held by Mr. Ritchie. The address of Mr. Ritchie is 2100 Enterprise Avenue, Geneva, IL 60134.

(6)	Includes: (a) 163,350 shares of Common Stock, directly held by Mr. Panora, and (b) options to purchase 93,750 shares of Common Stock exercisable within 60 days of June 26, 2014.

(7)	Includes: (a) 12,500 shares of Common Stock, directly held by Ms. Brown, and (b) options to purchase 100,000 shares of Common Stock exercisable within 60 days of June 26, 2014.

(8)	Includes: (a) 75,000 shares of Common Stock, directly held by Mr. Maxwell, and (b) options to purchase 18,750 shares of Common Stock exercisable within 60 days of June 26, 2014.

(9)	Includes: (a) 50,000 shares of Common Stock, directly held by Ms. Galiteva, and (b) options to purchase 18,750 shares of Common Stock exercisable within 60 days of June 26, 2014.

(10)	Includes: (a) 25,000 shares of Common Stock, directly held by Mr. Ghoniem, and (b) options to purchase 18,750 shares of Common Stock exercisable within 60 days of June 26, 2014.
DISSENTERS’ RIGHTS
Under Delaware law and our certificate of incorporation and bylaws, no stockholder has any right to dissent to the increased reserve under the 2006 Option Plan, and no stockholder is entitled to appraisal of or payment for their shares of the Company's Common Stock.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written request at the address noted above, the Company will deliver a single copy of this Information Statement and future stockholders communication documents to any stockholders sharing an address to which multiple copies are now delivered.
WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly, and current reports and other information with the SEC that contain additional information about the Company.  You can inspect and copy these materials at the public reference facilities of the SEC’s office located at 100 F Street, NE, Washington, D.C. 20549 and on its web site at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section. Those persons in the United States may also call 1-202-551-8090 for further information.
FORWARD-LOOKING INFORMATION
This Information Statement and other reports that the Company files with the SEC contain certain forward-looking statements relating to future events performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe, ” “estimate,” “predict,” “potential,” “continue,” or similar terms, variations of such terms or the negative of such terms.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein.  Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect the Company's current judgment, actual results could differ materially from those anticipated in such statements.  Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.
By Order of the Board of Directors
/s/ Bonnie J. Brown
Bonnie J. Brown
Chief Financial Officer

TECOGEN INC.
2006 STOCK INCENTIVE PLAN
(As Amended and Restated on June 30, 2014)

1.
Purpose of the Plan. This 2006 Stock Incentive Plan (the "Plan"), as amended to date, is intended to provide incentives (a) to the officers and employees of Tecogen Inc., a Delaware corporation (the "Company"), and any parent or subsidiary of the Company, by providing such officers and employees with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"); (b) to directors, officers, employees, consultants and advisors of the Company and any present or future parent, subsidiary or affiliate of the Company (hereinafter collectively “Related Corporations”) by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees, consultants and advisors of the Company and Related Corporations by providing them with opportunities to receive awards of stock in the Company whether such stock awards are in the form of bonus shares, deferred stock awards, or of performance share awards ("Awards"); and (d) to directors, officers, employees, consultants and advisors of the Company and Related Corporations by providing them with opportunities to make direct purchases of restricted stock in the Company ("Restricted Stock Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options".  Options, Awards and authorizations to make Restricted Stock Purchases are referred to hereafter individually as a “Stock Right” and collectively as "Stock Rights".  As used herein, the terms "parent" and "subsidiary" mean “parent corporation” and "subsidiary corporation", respectively, as those terms are defined in Section 424 of the Code.

2.	Administration of the Plan

a.
Board or Committee Administration. This Plan shall be administered by the Board of Directors of the Company (the “Board”). The Board may appoint a Compensation Committee or Human Resources Committee (as the case may be, the “Committee”) of two (2) or more of its members to administer this Plan and to grant Stock Rights hereunder, provided such Committee is delegated such powers in accordance with applicable state law. (All references in this Plan to the “Committee” shall mean the Board if no such Compensation Committee or Stock Incentive Plan Committee has been so appointed).  If the Company or any Related Corporation registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this Plan shall be administered in accordance with the applicable rules set forth in Rule 16b-3 or any successor provisions of the Exchange Act (“Rule 16b-3”). From and after the date the Company becomes subject to Section 162(m) of the Code with respect to compensation earned under this Plan, each member of the Committee shall also be an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

b.
Authority of Board or Committee.  Subject to the terms of this Plan, the Committee shall have the authority to: (i) determine the employees of the Company and any Related Corporation (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Restricted Stock Purchases) to whom Non-Qualified Options, Awards and authorizations to make Restricted Stock Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Restricted Stock Purchases made; (iii) determine the exercise price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Restricted Stock Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 8) the time or times when or what conditions must be satisfied before each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as transfer restrictions, repurchase options and “drag along” rights and rights of first refusal are to be imposed on shares subject to Options, Awards and Restricted Stock Purchases and the nature of such restrictions, if any; (vii) impose such other terms and conditions with respect to capital stock issued pursuant to Stock Rights not inconsistent with the terms of this Plan as it deems necessary or desirable; and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it.

If the Committee determines to issue a Non-Qualified Option, the Committee shall take whatever actions it deems necessary, under the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO.  The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board.  The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

c.
Delegation of Authority to Grant Awards to Officer.  Without limiting the foregoing, the Board, in its discretion, may also delegate to a single officer of the Company who is a member of the Board (to the extent consistent with state law) all or part of the Board’s or Committee’s authority and duties with respect to the granting of Stock Rights to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code, subject to such limitations as the Board or the Committee deems appropriate, including without limitation as to the amount of Stock Rights that may be granted during the period of delegation, and guidelines as to the determination of the exercise price of any Option, the purchase price of other Stock Rights and the setting of vesting schedules or criteria. Such officer (the “Delegated Officer”) shall act as a one member committee of the Board, and shall in any event be subject to the same limitations as are applicable to the Committee. References to the Committee in this Plan shall also include the Delegated Officer, but only to the extent consistent with the authorities and duties delegated to the Delegated Officer by the Board.  The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Delegated Officer that were consistent with the terms of this Plan.

d.
Committee Actions. The Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, acting at a meeting (whether held in person or by teleconference), or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee.  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer this Plan, subject to compliance with paragraph 2(a).

e.
Grant of Stock Rights to Board Members.  Stock Rights may be granted to members of the Board, subject to compliance with Rule 16b-3 when required by paragraph 2(a).  All grants of Stock Rights to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons.

3.
Eligible Employees and Others. ISOs may be granted to any employee of the Company or any parent or subsidiary of the Company.  Those officers and directors of the Company who are not employees of the Company or any parent or subsidiary of the Company may not be granted ISOs under this Plan.  Non-Qualified Options, Awards and authorizations to make Restricted Stock Purchases may be granted to any employee, officer or director (whether or not also an employee) of or consultant or advisor to the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. Granting a Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him or her from, participation in any other grant of Stock Rights.

4.
Stock. The stock subject to Stock Rights shall be the authorized but unissued shares of Common Stock of the Company (the “Common Stock”), or shares of Common Stock reacquired by the Company in any manner.  The aggregate number of shares of Common Stock which may be issued pursuant to this Plan is 3,838,750 subject to adjustment as provided in paragraph 13 or amendment as provided in Section 15. Any such shares may be issued pursuant to the exercise of Stock Rights, so long as the aggregate number of shares so issued does not exceed the number of such shares authorized under this paragraph 4.

5.
Granting of Stock Rights. Stock Rights may be granted under this Plan at any time on or after January 1, 2006 and prior to January 1, 2016.  The date of grant of a Stock Right under this Plan will be the date specified by the Committee at the time it grants the Stock Right or such date that is specified in the instrument or agreement evidencing such Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant and that with respect to an ISO grant such date shall not be earlier than the date of commencement of employment of the employee granted the ISO.  The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under this Plan to a Non-Qualified Option pursuant to paragraph 17.

6.	Minimum Option Price; ISO Limitations

a.
Price for ISOs.  The exercise price per share specified in the agreement relating to each ISO granted under this Plan shall not be less than the fair market value per share of Common Stock on the date of such grant.  In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

b.
$100,000 Annual Limitation on ISOs.  Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all other incentive stock option plans of the Company and any parent or subsidiary of the Company, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year.  Any Options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

c.
Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange and is not reported on the NASDAQ National Market List.  However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors in good faith it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length, if any.

7.
Option Duration. Subject to earlier termination as provided in paragraphs 9, 10, and 13(b), each Option shall expire on the date specified by, or shall have such duration as may be specified by, the Committee and set forth in the original stock option agreement granting such Option, but not more than ten years from the date of grant.  Notwithstanding the foregoing, in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, such ISOs shall expire not more than five years from the date of grant.  Non-Qualified Options shall expire on the date specified in the agreement granting such Non-Qualified Options, subject to extension as determined by the Committee. ISOs, or any part thereof, that have been converted into Non-Qualified Options may be extended as provided in paragraph 17.

8.	Exercise of Options. Subject to the provisions of paragraphs 9 through 13, each Option granted under the Plan shall be exercisable as follows:

a.
Vesting.  As set forth in paragraph 2(b), and subject to paragraphs 9 and 10 with respect to ISOs, the Committee shall determine the time or times when or what conditions must be satisfied before each Option shall become exercisable and the duration of the exercise period. The Committee may also specify such other conditions precedent as it deems appropriate to the exercise of an Option.

b.	Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

c.
Partial Exercise.  Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, provided that the Committee may specify a certain minimum number or percentage of the shares issuable upon exercise of any Option that must be purchased upon any exercise.

d.
Acceleration of Vesting.  The Committee shall have the right to accelerate the date of exercise of any installment of any Option, despite the fact that such acceleration may (i) cause the application of Sections 280G and 4999 of the Code if a Change in Control Event, as defined below in paragraph 13(b), occurs, or (ii) disqualify all or part of the Option as an ISO.

9.
Termination of Employment. Subject to the provisions of paragraph 13(b), if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable following the date of such cessation of employment, and his or her ISOs shall terminate after the passage of ninety (90) days from the date of termination of his or her employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 17.  Nothing in this Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

Notwithstanding anything contained in this paragraph 9 to the contrary, the Board or Committee may establish rules in particular stock option agreements with respect to Misconduct, as defined below, committed by a grantee of a Stock Right.
10.Death; Disability

a.
Death.  If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, or if the employee dies within the thirty (30) day period after the employee ceases to be employed by the Company and all Related Corporations, any ISO of his or hers may be exercised, to the extent of the number of shares with respect to which he or she could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or one (1) year from the date of such optionee's death.

b.
Disability.  If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, he or she shall have the right to exercise any ISO held by the optionee on the date of termination of employment, to the extent of the number of shares with respect to which he or she could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or one (1) year from the date of the termination of the optionee's employment.  For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

11.
Assignability. Except for Non-Qualified Options which may be transferred for estate planning purposes to the extent provided in the instrument or agreement granting such Non-Qualified Options, no Stock Right shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each Stock Right shall be exercisable only by the optionee. No Stock Right, and no right to exercise any portion thereof, shall be subject to execution, attachment, or similar process, assignment, or any other alienation or hypothecation. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of any Stock Right, or of any right or privilege conferred thereby, contrary to the provisions thereof or hereof or upon the levy of any attachment or similar process upon any Stock Right, right or privilege, such Stock Right and such rights and privileges shall immediately become null and void.  The foregoing shall not be construed to restrict the ability to assign or transfer shares of Common Stock issued upon the exercise or award of a Stock Right to the extent that the instrument or agreement granting such Stock Right permits such assignment or transfer.

12.
Terms and Conditions of Stock Rights. Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve.  Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof to the extent applicable and may contain such other provisions as the Committee deems advisable which are not inconsistent with this Plan. Without limiting the foregoing, such provisions may include transfer restrictions, rights of refusal, vesting provisions, repurchase rights, lock-up provisions and drag-along rights with respect to shares of Common Stock issuable upon exercise of Stock Rights, and such other restrictions applicable to shares of Common Stock as the Committee may deem appropriate.  In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination, cancellation or other provisions as the Committee may determine.  The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments.  The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

13.
Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to the optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

a.
Stock Dividends and Stock Splits. If the shares of Common Stock subject to Options granted under this Plan shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

b.
Acquisitions and Change in Control Events. If the Company is to be subject to or engage in (x) a merger (or reverse merger), consolidation, or other similar event affecting the Company in which outstanding shares of Common Stock are exchanged for cash, securities, and/or other property of another entity, or (y) the sale or lease of all or substantially all of the Company’s assets to another person or entity (any such event in such clauses (x) and (y) an “Acquisition”), the Committee or the Board shall (i) provide that the entity that survives the Acquisition or purchases or leases the Company’s assets in the Acquisition or any affiliate of such entity (the “Surviving Entity”) shall assume the Options granted pursuant to this Plan or substitute options to purchase securities of the Surviving Entity (or an affiliate thereof) on an equitable basis, (ii) upon written notice to the optionees, provide that all Options will become exercisable in full subject to the consummation of the Acquisition as of a specified time prior to the Acquisition and will terminate immediately prior to the consummation of such Acquisition or within a specified period of time after the Acquisition, and will not be exercisable after such termination, or (iii) in the event of an Acquisition under the terms of which holders of Common Stock will receive upon consummation thereof an amount of cash, securities and/or other property for each share of Common Stock surrendered pursuant to such Acquisition (the amount of cash plus the fair market value reasonably determined by the Committee of any securities and/or other property received by holders of Common Stock in exchange for each share of Common Stock shall be the “Acquisition Price”), provide that all outstanding Options shall terminate upon consummation of such Acquisition and that each optionee shall receive, in exchange for all vested shares of Common Stock under such Option on the date of the Acquisition, a payment in cash or in kind having a fair market value reasonably determined by the Committee or the board of directors of the Surviving Entity equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of such vested shares of Common Stock exceeds (B) the aggregate exercise price of such shares.  If the Committee chooses under clause (iii) in the preceding sentence that all outstanding Options shall terminate upon consummation of an Acquisition and that each optionee shall receive a payment for the optionee’s vested shares, with respect to any optionee whose stock option agreement specifies that no shares are vested until the first anniversary of the commencement of the optionee’s employment, if the consummation of the Acquisition occurs prior to such first anniversary, then the number of vested shares under such Option shall be deemed to be equal to the product of (x) the number of shares of stock subject to the Option that otherwise would vest on the first anniversary and (y) the quotient obtained by dividing the number of days the optionee was employed by the Company, by 365.  For purposes hereof, an Option shall be considered to be assumed or substituted “on an equitable basis” (without limiting other ways in which an Option may be assumed or substituted on an equitable basis hereunder) if, following consummation of the Acquisition, the assumed or substituted option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition, the consideration received as a result of the Acquisition by the holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition (and if holders of Common Stock were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely Common Stock of the Surviving Entity (or an affiliate thereof), the Company may, with the consent of the Surviving Entity, provide for the consideration to be received upon the exercise of each share of Common Stock subject to the Option to consist solely of Common Stock of the Surviving Entity (or an affiliate thereof) having a fair market value as reasonably determined by the Committee or the board of directors of the Surviving Entity equal to the Acquisition Price.

If a Change in Control Event, as defined below, occurs that either (a) does not also constitute an Acquisition or (b) does constitute an Acquisition and clause (i) of the preceding paragraph is elected, and the optionee’s employment with the Company, the Related Corporation or the Surviving Entity is terminated on or prior to the six month anniversary of the date of the consummation of such Change in Control Event either by the optionee for Good Reason, as defined below, or by the Company, the Related Corporation or the Surviving Entity for reason(s) other than Misconduct, as defined below, then all of the Options, or the equivalent to such Options in the form of assumed or substituted options granted in the Surviving Entity, that but for such termination and such Change in Control Event would vest on or prior to the next following annual anniversary of the Grant Date thereafter shall become immediately exercisable in full and any repurchase provisions applicable to Common Stock issued upon exercise thereof shall lapse, provided, however, that in particular stock option agreements issued pursuant to this Plan, the Board may provide that the Options or assumed or substituted options covered by such agreement shall become immediately exercisable upon the consummation of such Change in Control Event without regard to termination of employment, and that any repurchase provisions applicable to Common Stock issued upon exercise thereof shall lapse.

A “Change in Control Event” shall occur upon the occurrence of (i) an Acquisition after which holders of the Common Stock before the Acquisition do not beneficially own, directly or indirectly, at least 50% of the combined voting power of the then-outstanding securities of the Surviving Entity entitled to vote generally in the election of directors immediately after the consummation of the Acquisition, (ii) a single transaction or a series of transactions pursuant to which any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Securities Exchange Act of 1934), excluding any employee benefit plan sponsored by the Company and any affiliates of the Company prior to such transaction or transactions, acquires the beneficial ownership, directly or indirectly, of at least 50% of the combined voting power of the then-outstanding securities of the Company or the Surviving Entity, as the case may be, entitled to vote generally in the election of directors immediately after the consummation of the transaction or transactions, except that any acquisitions of securities directly from the Company shall be disregarded for purposes of this clause (ii), or (iii) the liquidation or dissolution of the Company.
If, in connection with a Change in Control Event, a tax under Section 4999 of the Code would be imposed on the grantee of any Stock Right (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), and the grantee, on an after-tax basis (taking into account such tax) would receive greater net compensation by not having any or all of such Stock Rights accelerate, then at the discretion of the Committee, the number of Stock Rights of any such grantee which shall become immediately exercisable, realizable or vested as provided in this Section 13 (or such provision of any other agreement or instrument governing such Stock Right that provides for such an acceleration in connection with a Change in Control Event) may be reduced (or delayed), to the extent necessary to maximize such net compensation.  For purposes of determining “net compensation” under this paragraph, the amount of compensation considered to be realized by the grantee of any Stock Right as a result of the acceleration of the vesting of such Stock Right shall be determined in accordance with the principles set forth in the proposed Treasury Regulations under Section 280G of the Code (or any final or temporary Treasury Regulations replacing such proposed Treasury Regulations) for determining the amount of any “parachute payment” resulting from the acceleration of vesting of restricted stock, a stock option or any other unvested stock right.

c.
Recapitalization or Reorganization. If a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) occurs, pursuant to which securities of the Company or another entity are issued with respect to the outstanding shares of Common Stock, an optionee, upon exercising an Option, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised his or her Option prior to such recapitalization or reorganization and had been the owner of the Common Stock receivable upon such exercise at such time.

d.
Modification of ISOs.  Notwithstanding the foregoing, any adjustments made pursuant to the foregoing subparagraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code or any successor thereto) or would cause any adverse tax consequences for the holders of such ISOs.  If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

e.
Issuances of Securities and Non-Stock Dividends. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, of the Company shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options.  No adjustments shall be made for dividends paid in cash or in property other than securities of the Company (and, in the case of securities of the Company, such adjustments shall be made pursuant to the foregoing subparagraph (a)).

f.	Fractional Shares. No fractional shares shall be issued under this Plan, and the optionee shall receive from the Company cash in lieu of such fractional shares.

g.
Adjustments. Upon the happening of any of the foregoing events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs.  The Committee or the board of directors of the Surviving Entity (the “Successor Board”), as applicable, shall determine the specific adjustments to be made under this paragraph 13 and its determination shall be conclusive.

If any person or entity owning Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs (a), (b) or (c) above as a result of owning such Common Stock, except as otherwise provided in subparagraph (b), such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

14.
Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address.  Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, by delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. The holder of an Option shall not have the rights of a stockholder with respect to the shares covered by his or her Option until the date of issuance of a stock certificate to the optionee for the shares subject to the Option.  Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

15.
Term and Amendment of Plan. This Plan was originally adopted by the stockholders of the Company and the Board on December 22, 2005. This Plan shall expire on January 1, 2016 (except as to Options outstanding on that date).  Subject to the provisions of paragraph 5 above, Options may be granted under this Plan prior to the date of stockholder approval of this Plan. The Board may terminate or amend this Plan in any respect at any time, except that (a) the total number of shares that may be issued under this Plan may not be increased without stockholder approval (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(b) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of this Plan may not be extended without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the foregoing actions.

16.
Section 162(m). Notwithstanding anything in this Plan to the contrary, no Stock Right shall become exercisable, vested or realizable if such Stock Right is granted to an employee that is a “covered employee” as defined in Section 162(m) of the Code and the Committee has determined that such Stock Right should be structured so that it is not “applicable employee remuneration” under such Section 162(m) unless and until the terms of this Plan, including any amendment hereto, have been approved by the Company’s stockholders in the manner and to the extent required under such Section 162(m).

17.
Amendment of Stock Rights. The Board or Committee may amend, modify or terminate any outstanding Stock Rights including, but not limited to, substituting therefor another Stock Right of the same or a different type, changing the date of exercise or realization, and converting an ISO to a Non-Qualified Option, provided, that, except as otherwise provided in paragraphs 9 or 10, the grantee's consent to such action shall be required unless the Board or Committee determines that the action, taking into account any related action, would not materially and adversely affect the grantee.

18.	Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Stock Rights issued or granted under this Plan shall be used for general corporate purposes.

19.
Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

20.
Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, the making of a Restricted Purchase of Common Stock for less than its fair market value, the granting of an Award, the making of a Disqualifying Disposition (as defined in paragraph 21) or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the making of a Restricted Stock Purchase of Common Stock for less than its fair market value, or (iii) the granting of an award, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right, on the grantee's payment of such additional withholding taxes.

21.
Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO.  A “Disqualifying Disposition” is any disposition (including any sale) of such Common Stock before the later of

a.	two years after the date the employee was granted the ISO, or

b.
one year after the date the employee acquired Common Stock by exercising the ISO.  If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.	Governing Law; Construction. The validity and construction of this Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware.